                                                                   EXHIBIT 10(n)

                             EMPLOYMENT AGREEMENT


          This Employment Agreement (the "Agreement") is made and entered into as of January 1, 1995 by and between James N. Smith ("Employee") and Wyle Electronics, a California corporation (the "Company").

          The parties agree as follows:

     1.   Employment.
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          1.1  Title & Duties.  The Company hereby employs Employee, and
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Employee hereby accepts employment, as Senior Vice President of the Company and President of Liberty Contract Services. Employee shall be given duties consistent with such offices and positions. There shall be no change in Employee's titles or duties without the mutual consent of the Company and Employee.

          1.2  Place.  Employee shall not be required to perform any duties as
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described in section 1.1 at any place other than in the County of Orange, State of California, except insofar as his duties shall require reasonable business trips and/or visits to suppliers or customers or Company facilities.

     2.   Extent of Services.
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          2.1  General.  It is recognized that the services to be rendered by
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Employee are of such a nature as to be peculiarly rendered by Employee, encompass the individual ability of Employee and cannot be measured exclusively in terms of hours or services rendered in any particular period. Employee agrees to devote his full time and efforts to the performance of his duties and exclusively to advance the interests of the Company.

          2.2  Vacation.  Employee shall be entitled to such vacations and other
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absences from work as shall be reasonably consistent with the performance of his duties as provided in this Agreement.

     3.   Term.  Subject to the provisions for earlier termination provided
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herein, the term of Employee's employment by the Company shall continue uninterrupted, and such employment shall terminate and the term of this Agreement shall expire on, December 31, 1999.

     4.   Compensation.
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          4.1  Cash Compensation.  The Company shall compensate Employee for
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services rendered under this Agreement in an amount of not less than $262,000.00 per year, as determined from time to time by the Board of Directors. Employee shall be considered in the Company's annual review of executive compensation and he shall be a participant in the Company's executive bonus plans as may be in effect from time to time. All cash compensation paid to Employee under this Agreement shall be aggregated for purposes of meeting the $262,000.00 per year requirement, whether in the form of annual compensation or in the form of bonuses.

          4.2  Employee Benefits.  Employee shall be entitled to receive fringe
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benefits consistent with Employee's duties and positions, which benefits shall (except as specified below) be no less than those to which he is entitled as of the date hereof, including but not limited to all plans of life, accident and health, salary continuation and other insurance which is or becomes generally available to other employees, officers or executives of the Company and participation in the Company's retirement plans. Employee shall be provided with the full-time use of an automobile consistent with the Company's corporate policy on automobiles as in effect from time to time. The Company reserves the right to modify, suspend or discontinue any and all of its fringe benefits referred to in this Section 4.2 at any time without recourse by Employee so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Employee.

          4.3  Expenses.  Employee shall be reimbursed for all expenses
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reasonably incurred in the furtherance of the business of the Company. Employee shall keep complete and accurate records of all expenditures such that Employee may fully account to the Board of Directors, if requested, or as may then be required by the Internal Revenue Service.

     5.   Confidential Information; Non-Competition.
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          5.1  General.  Employee acknowledges that during his employment by,
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and as a result of his relationship with, the Company he will obtain knowledge of and gain access to information regarding the Company's business, operations, products, proposed products, production methods, processes, customer lists, advertising, marketing and promotional plans and materials, price lists, pricing policies, financial information and other trade secrets, confidential information and material proprietary to the Company or designated as being confidential by the Company which is not generally known to non-Company personnel, including information and material originated, discovered or developed in whole or in part by Employee (collectively referred to herein as "Confidential Information"). Employee agrees that during the term of this Agreement and, to the fullest extent permitted by law, thereafter, he will, in a fiduciary capacity for the benefit of the Company, hold all Confidential Information strictly in confidence and will not directly or indirectly reveal, report, disclose, publish or transfer any of such Confidential Information to any person, firm or other entity, or utilize any of the Confidential Information for any purpose, except in furtherance of his employment under this Agreement.

          5.2  Return of Materials.  Employee agrees that upon the expiration or
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earlier termination of this Agreement, he will at the Company's request surrender and return to the Company all lists, books, records and other Confidential Information of the Company, or obtained in connection with the Company's business, it being expressly acknowledged by Employee that all such items are the exclusive property of the Company, and all other property belonging to the Company then in the possession of Employee, and Employee shall not make or retain any copies thereof.

          5.3  Non-Competition.  Employee agrees that during the term of this
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Agreement he will neither directly nor indirectly engage in a business competing with any of the businesses conducted by the Company or any of its subsidiaries or affiliates, nor without the prior written consent of the Board of Directors of the Company, directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, director, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business which is competitive with any of the businesses conducted by the Company or by any subsidiary or affiliate of the Company; provided, however, that nothing contained in this Section 5.3 shall prevent Employee from investing or trading in stocks, bonds, commodities, securities, real estate or other forms of investment for his own account and benefit (directly or indirectly), so long as such investment activities do not interfere with Employee's services to be rendered hereunder and are consistent with the conflict of interest provisions contained in the Company's Business Ethics Policy as it exists from time to time.

     6.   Termination Prior to Expiration of Term.  Employee's employment, and
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his rights under this Agreement, may be terminated prior to the expiration of the term of this Agreement (as provided in Section 3 hereof) only as provided in this Section 6.

          6.1  Discharge or Resignation.
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               (a) Employee may be discharged prior to the expiration of the term of this Agreement (1) for "Just Cause"; or (2) upon 60 days written notice, even if "Just Cause" does not exist.

               (b) For a discharge which occurs prior to a "Change in Control," as defined herein, "Just Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Employee has: (1) committed a material breach of his duties and responsibilities to the Company (other than as a result of incapacity due to the Employee's disability); or (2) been convicted of a crime involving moral turpitude; or (3) refused to perform his required duties and responsibilities or performed them incompetently; or (4) violated any fiduciary duty owned to the Company; or (5) taken actions which are injurious to the Company and which involve moral turpitude or actual malice towards the Company. For a discharge which occurs coincident with or after a "Change in Control," "Just Cause" means (x) Employee's conviction of a crime involving moral turpitude; or (y) actions of Employee which are injurious to the Company and involve moral turpitude or actual malice toward the Company.

              (c) Employee may resign prior to the term of this Agreement (1) for "Good Reason"; or (2) upon 60 days written notice, even if "Good Reason" does not exist. Regardless of whether a resignation occurs prior to, coincident with or after a "Change in Control," "Good Reason" shall mean the material failure by the Company to fulfill its obligations under this Agreement, to the extent not remedied in a reasonable period of time after receipt of written notice by the Employee specifying the material failure by the Company. Any reduction or attempted reduction of compensation or benefits below that required by Section 4 is deemed material. For a resignation which occurs coincident with or following a Change in Control, "Good Reason" shall also mean the failure by the Company or its successors to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if a succession had not occurred.

              (d) (1) If Employee is discharged for "Just Cause" or resigns without "Good Reason," the Company shall not be obligated to pay the Employee any sums of money other than all compensation and benefits due employee as of the date of discharge or resignation and the bonus (if any) for the period of his employment prior to the discharge or resignation.

                  (2) If employee is discharged without "Just Cause" or resigns for "Good Reason," Employee shall be entitled to the following:

                      (i) all compensation and benefits due Employee as of the
                  date of discharge or resignation and the bonus for the period of employment prior to the discharge or resignation; plus

                      (ii) A lump sum payment equal to the present value of the
                  compensation which would be received by Employee (using the highest annual amount of compensation in any year during which this Agreement was in force) through the term of this Agreement had the resignation or discharge not occurred. The present value shall be determined by using the applicable federal mid-term rate, compounded monthly, as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or its successor, as of the date of discharge or resignation. The entire lump-sum amount shall be paid within 30 days of the date of resignation or discharge. Employee shall have no duty to mitigate or attempt to mitigate his damages.

          (e) (1) Notwithstanding anything to the contrary in this Agreement, payments to the Employee which constitute "parachute payments," as defined in
Section 280G of the Code, shall be limited, if necessary, so that the maximum amount of such payments to the Employee shall be one dollar ($1.00) less than the amount which would cause the payments to the Employee (including payments to the Employee which are not included in this Agreement) to be subject to the excise tax imposed by Section 4999 of the Code.

          (2) Any determination that payments to the Employee must be limited and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen, LLP (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the time such calculation is requested by the Company or the Employee. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that payments to the Employee shall be limited, it shall furnish the Employee with its written opinion that failure to limit the payments would result in the imposition of a tax under Section 4999 of the Code. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that payments to the Employee which will not have been made by the Company should have been made ("Underpayment"). The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee. In the event that any payment made to the Employee shall be determined by the Accounting Firm to result in the imposition of any tax under Section 4999 of the Code, the Employee shall promptly reimburse the Company for the amount of such excess together with interest on such amount (at the same rate as is applied to determine the present value of payments under Section 280G or any successor thereto), from the date the reimbursable payment was received by the Employee to the date the same is repaid to the Company. The parties hereto acknowledge and agree that the amount of any such reimbursement shall be deemed never to have been paid to the Employee.

               (f) For purposes of this Agreement; a "Change of Control" shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

          6.2  Disability.  If the Company in good faith determines that the
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Employee has become ill or injured and such illness or injury will prevent Employee from performing the services required under this Agreement for a period of more than 12 consecutive months on substantially a full time basis, the Company may give Employee written notice that it intends to terminate the employment of Employee. Such termination of employment shall become effective 30 days after receipt of such notice by Employee, provided that, within 30 days after such receipt, Employee shall not have returned to full time performance of his duties. If Employee's employment is so terminated, Employee shall be entitled to receive his full compensation and benefits until the expiration of 12 months from the date on which he was first unable to substantially perform his duties hereunder.

          6.3  Death.  The death of Employee shall result in automatic
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termination of this Agreement, and the Company shall not be obligated to pay the estate or personal representative of Employee any sums of money other than any and all compensation and benefits due Employee at the date of his death and bonus for the period of his employment prior to death.

     7.   Arbitration.
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          7.1  General.  Any dispute, controversy or claim arising out of or
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relating to this Agreement, the breach hereof or the coverage or enforceability of this arbitration provision shall be settled by arbitration in Orange County, California, conducted by the Judicial Arbitration and Mediation Service ("JAMS") before a retired judge on the JAMS panel. The arbitration of any such issue, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. Notwithstanding the foregoing, either party hereto may seek any provisional remedy in a court, including but not limited to an action for injunctive relief or attachment, without waiving the right to arbitration. From the JAMS panel, each party shall rank in descending order five candidates. Within 20 days of the date on which the arbitration demand was delivered, the parties shall simultaneously exchange lists with such rankings. The name receiving the highest point total among all names on both lists shall serve as arbitrator. In the event of a tie or a failure to identify any common candidates, the parties shall attempt to agree upon an arbitrator from the panel. Failing agreement, the arbitrator shall be selected by the procedure set forth in California Code of Civil Procedure Section 1281.6.

          7.2  Procedure.  The parties shall agree upon one arbitrator from the
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JAMS panel. The Company shall have the burden of proving Just Cause for any discharge of Employee under Section 6.1 hereof; for a resignation which occurs prior to a Change in Control, the Employee shall have the burden of proving Good Reason, and for a resignation which occur after a Change in Control, the Company shall have the burden of proving that Good Reason did not exist. Judgment upon any award of the arbitrator may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

          7.3  Costs and Expenses.  The Company shall pay the fees of the
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arbitrator, witnesses and such other expenses as may be generated by the arbitration, except Employee's attorneys' fees, unless the arbitrator concludes that such arbitration procedure was not instituted in good faith by Employee. In such event the arbitrator shall be empowered to allocate fees and assess costs and other expenses of the arbitration, except attorneys' fees, as the arbitrator may deem appropriate, bearing in mind the relative financial abilities of the parties and the respective merits of their positions.

     8.   Non-Assignment.  This Agreement shall not be assignable nor the duties
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hereunder delegable by Employee. None of the payments hereunder may be encumbered, transferred or in any way anticipated. The Company shall not assign this Agreement nor shall it transfer all or any substantial part of its assets without first obtaining in conjunction with such transfer the express assumption of the obligations hereof by the assignee or transferee.

     9.   Remedies.  Employee acknowledges that the services he is to render
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under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage will result to the Company in the event of any default or breach of this Agreement by Employee. Because of the unique nature of the Confidential Information, Employee further acknowledges and agrees that the Company will suffer irreparable harm if Employee fails to comply with his obligations in section 5 hereof and that monetary damages would be inadequate to compensate the Company for such breach. Accordingly, Employee agrees that the Company will, in addition to any other remedies available to it at law, in equity or, without limitation, otherwise, be entitled to injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement. This provision shall not constitute a waiver by the Company of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

     10.  Survival.  The provisions of Sections 5.1, 5.2, 7 and 9 shall survive
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the expiration or earlier termination of this Agreement.

     11.  Notices.  Any notices or other communications relating to this
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Agreement shall be in writing and delivered personally or mailed by certified mail, return receipt requested, to the party concerned at the address set forth below:

     If to Company:      Wyle Electronics
                         15370 Barranca Parkway
                         Irvine, California  92718
                         Attn: Senior Vice President

     If to Employee:     At his residence address as maintained by the Company
                         in the regular course of its business for payroll purposes.

Either party may change the address for the giving of notices at any time by notice given to the other party under the provisions of this section 11.

     12.  Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties and supersedes all prior written and oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

     13.  Construction.  This Agreement shall be governed under
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and construed in accordance with the laws of the State of

California. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

     14.  Severability.  If any portion or provision of this Agreement is
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determined by arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected.

     15.  Binding Effect.  The rights and obligations of the parties under this
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Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators, executors and personal representatives of the parties.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and in the year first written above.

                         WYLE ELECTRONICS


                         By:     /s/ Ralph L. Ozorkiewicz
                              ___________________________________
                                     Ralph L. Ozorkiewicz
                         Its:        President


                                 /s/ James N. Smith
                         ________________________________________
                                     James N. Smith